Sub-Item 77Q1(e)

                                 AMENDMENT NO. 5
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM International Mutual Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, AIM International Mutual Fund is now called AIM International Mutual Funds (Invesco International Mutual Funds); and

     WHEREAS, the following Funds have been renamed:

CURRENT NAME                                              NEW NAME
------------                             ------------------------------------------
AIM Asia Pacific Growth Fund             Invesco Asia Pacific Growth Fund
AIM European Growth Fund                 Invesco European Growth Fund
AIM Global Growth Fund                   Invesco Global Growth Fund
AIM Global Small & Mid Cap Growth Fund   Invesco Global Small & Mid Cap Growth Fund
AIM International Core Equity Fund       Invesco International Core Equity Fund
AIM International Growth Fund            Invesco International Growth Fund;

     NOW, THEREFORE, the parties agree that;

     1. All references to AIM International Mutual Funds in the Agreement are hereby deleted and replaced with AIM International Mutual Funds (Invesco International Mutual Funds).

     2. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                 EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                 ------------------------------------
Invesco Asia Pacific Growth Fund                      November 25, 2003
Invesco European Growth Fund                          November 25, 2003
Invesco Global Growth Fund                            November 25, 2003
Invesco Global Small & Mid Cap Growth Fund            November 25, 2003
Invesco International Core Equity Fund                November 25, 2003
Invesco International Growth Fund                     November 25, 2003

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                        INVESCO ASIA PACIFIC GROWTH FUND
                          INVESCO EUROPEAN GROWTH FUND
                        INVESCO INTERNATIONAL GROWTH FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $250 million ...      0.935%
Next $250 million ....       0.91%
Next $500 million ....      0.885%
Next $1.5 billion ....       0.86%
Next $2.5 billion ....      0.835%
Next $2.5 billion ....       0.81%
Next $2.5 billion ....      0.785%
Over $10 billion .....       0.76%

                           INVESCO GLOBAL GROWTH FUND
                   INVESCO GLOBAL SMALL & MID CAP GROWTH FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $250 million ...      0.80%
Next $250 million ....      0.78%
Next $500 million ....      0.76%
Next $1.5 billion ....      0.74%
Next $2.5 billion ....      0.72%
Next $2.5 billion ....      0.70%
Next $2.5 billion ....      0.68%
Over $10 billion .....      0.66%

                     INVESCO INTERNATIONAL CORE EQUITY FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $500 million ...      0.75%
Next $500 million ....      0.65%
From $1 billion ......      0.55%
From $2 billion ......      0.45%
From $4 billion ......      0.40%
From $6 billion ......      0.375%
From $8 billion ......      0.35%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM INTERNATIONAL MUTUAL FUNDS
                                        (INVESCO INTERNATIONAL MUTUAL FUNDS)


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President


(SEAL)

                                        INVESCO ADVISERS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


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